EXHIBIT 4.5

THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE INDENTURE, DATED AS OF NOVEMBER 1, 2006, BETWEEN THE TOLEDO EDISON COMPANY AND THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (Formerly Known as The Bank of New York Trust Company, N.A.), AS TRUSTEE, OR IN COMPLIANCE WITH A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION IN CONNECTION WITH ANY BANKRUPTCY OR REORGANIZATION PROCEEDING OF THE TOLEDO EDISON COMPANY.

The Toledo Edison Company

First Mortgage Bond, 7.25% Series of 2009 Due 2020

Due May 1, 2020

No. R-1                                                                                                                                                                                                                                                                                              $300,000,000

           The Toledo Edison Company, a corporation organized and existing under the laws of the State of Ohio (hereinafter sometimes called the “Company”), for value received, hereby promises to pay to The Bank of New York Mellon Trust Company, N.A., as Senior Note Trustee (as hereinafter defined), or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000) or the aggregate unpaid principal amount hereof, whichever is less, on May 1, 2020, at the office or agency of the Company in the City of Akron, State of Ohio, or the City of Cleveland, State of Ohio, and semi-annually on May 1 and November 1 in each year beginning on November 1, 2009 (each such date hereinafter called an “interest payment date”), to pay interest thereon to the registered owner hereof at said place or places, at the rate of 7.25% per annum from the semi-annual interest payment date next preceding the date of this bond (unless this bond be dated on an interest payment date, in which case from the date hereof; or unless this bond be dated prior to the first interest payment date in respect hereof, in which case from the date of initial issuance of this bond, and except that if this bond is delivered on a transfer or exchange of or in substitution for another bond or bonds it shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which this bond is delivered), and on and until the date of maturity of this bond, or, if this bond is subject to mandatory redemption as provided for on the reverse hereof, on and until the redemption date, or, if the Company shall default in the payment of the principal amount of this bond, until the Company’s obligation with respect to such principal sum shall be discharged.  Interest on this bond shall be computed on the basis of twelve 30-day months and a 360-day year.  Subject to certain exceptions provided in said Indenture, the interest payable on any interest payment date shall be paid to the person in whose name this bond shall be registered at the close of business on the day next preceding such interest payment date, or if such day shall be a day on which banking institutions in the Borough of Manhattan, The City of New York, the City of Akron, State of Ohio, or the City of Cleveland, State of Ohio, are authorized to close, the next preceding day which shall not be a day on which such institutions are so authorized to close.  Each of the principal of and premium, if any, and interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

           This bond has been pledged to secure the Company’s obligations to pay the principal of and premium, if any, and interest on the aggregate principal amount, not to exceed $300,000,000, at any time outstanding of the Company’s 7.25% Senior Notes Due 2020 issued on April 24, 2009 (hereinafter called the “Senior Notes”) under the Indenture, dated as of November 1, 2006 (hereinafter called the “Senior Note Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (such trustee and any successor trustee thereunder being hereinafter referred to as the “Senior Note Trustee”).

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

2

In Witness Whereof, The Toledo Edison Company has caused this bond to be signed in its name by its President or a Vice President.

              Dated: April 24, 2009

The Toledo Edison Company

By:
Name: James F. Pearson
Title: Vice President and Treasurer

Trustee’s Certificate of Authentication

                                      This bond is one of the bonds of the series designated herein, described in the within-mentioned Indenture.

                                              The Bank of New York Mellon trust
                                              Company, N.A., as Trustee
                                                                                                                                              By_______________________________________
                                     Authorized Signatory

The Toledo Edison Company

First Mortgage Bond, 7.25% Series of 2009 Due 2020

This bond is one of an issue of bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by a certain Indenture of Mortgage and Deed of Trust, dated as of April 1, 1947 (hereinafter called the “Original Indenture”), made by the Company to The Chase National Bank of the City of New York (The Bank of New York Mellon Trust Company, N.A., successor), as Trustee (hereinafter called the “Trustee”), and by certain indentures supplemental thereto, including the Fifty-seventh Supplemental Indenture dated as of April 24, 2009 (the Original Indenture and said indentures supplemental thereto hereinafter collectively called the “Indenture” and said Fifty-seventh Supplemental Indenture hereinafter called the “Supplemental Indenture”), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee and the holders of said bonds and of the coupons appurtenant to coupon bonds, under the Indenture, and the terms and conditions upon which said bonds are and are to be issued and secured, to all of the provisions of which Indenture and of all such supplemental indentures in respect of such security, including the provisions of the Indenture permitting the issue of bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents.  To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of a majority in aggregate principal amount of the bonds then outstanding, such percentage being determined as provided in the Indenture; provided, however, that in case such changes and modifications affect one or more but less than all series of bonds then outstanding, they shall be required to be adopted only by the affirmative vote of the holders of a majority in aggregate principal amount of outstanding bonds of such one or more series so affected; and further provided, that without the consent of the holder hereof no such change or modification shall be made which will extend the time of payment of the principal of, or of the interest or premium, if any, on this bond or reduce the principal amount hereof or the rate of interest or the premium, if any, hereon, or effect any other modification of the terms of payment of such principal or interest, or premium, if any, or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive the holder hereof of the benefit of a lien upon the mortgaged property for the security of this bond, or will reduce the percentage of bonds required for the adoption of changes or modifications as aforesaid.

In the Fifty-sixth Supplemental Indenture, dated as of April 23, 2009, between the Company and the Trustee, the Company has amended certain provisions in the Indenture, effective only with respect to the bonds of all series established after the execution of said Fifty-sixth Supplemental Indenture.

This bond is one of a series of bonds designated as the First Mortgage Bonds, 7.25% Series of 2009 Due 2020, of the Company (hereinafter called the “bonds of this series”) limited, except as otherwise provided in the Indenture, in aggregate principal amount to $300,000,000, and is issued under and secured by the Supplemental Indenture.

The bonds of this series have been issued by the Company and pledged to the Senior Note Trustee under the Senior Note Indenture pursuant to a supplemental indenture thereto, dated as of April 24, 2009 (hereinafter called the “Senior Note Supplemental Indenture”), between the Company and the Senior Note Trustee.  Pursuant to the Senior Note Supplemental Indenture, the Senior Note Trustee will hold this bond as security for the payment of the principal of and premium, if any, and interest on the aggregate principal amount of the Senior Notes issued and outstanding from time to time.

If and when any Senior Notes are purchased by the Company and surrendered to the Senior Note Trustee for cancellation or the principal of any Senior Notes is redeemed or paid by the Company, then there is deemed to be paid, or in the case of redemption of any Senior Notes, correspondingly redeemed, a principal amount of the bonds of this series then outstanding equal to the principal amount of the Senior Notes so purchased, redeemed or paid; provided, however, that such payment or redemption of bonds of this series is deemed to be made only when and to the extent that notice of such purchase, redemption or payment of such Senior Notes is given by the Company to the Trustee.  If and when the Company pays interest, for any given period of time, on the Senior Notes, there is deemed to be paid an equal amount of interest on the bonds of this series; provided, however, that such payment of interest is deemed to be made only when and to the extent that notice of such payment of interest on such Senior Notes is given by the Company to the Trustee.

The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the bonds of this series, so far as the payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing paragraph unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its Responsible Officers (as defined in the Senior Note Indenture) stating (i) that timely payment of principal of, or premium, if any, or interest on, the Senior Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

In the event that this bond shall be deemed to be paid or redeemed in full, this bond shall be surrendered to the Trustee for cancellation.  In the event that this bond is deemed to have been paid or redeemed in part, this bond shall be surrendered to the Trustee for cancellation, in which event the Trustee will cancel this bond and the Company will execute and the Trustee will authenticate and deliver to the Senior Note Trustee, as such registered owner, bonds of this series in authorized denominations in the aggregate principal amount equal to the unpaid balance of the principal amount of this bond.

The bonds of this series are subject to mandatory redemption by the Company prior to maturity at 100% of the principal amount thereof (the “Redemption Price”), plus interest accrued to the redemption date, in whole, upon a redemption date fixed by the Company in a written notice from the Company to the Trustee and the Senior Note Trustee, which date shall be within ten (10) days after receipt by the Trustee and the Company of a written demand for redemption by the Senior Note Trustee, stating that an “Event of Default” has occurred and is continuing under Section 801 of the Senior Note Indenture and that, pursuant to Section 802 of the Senior Note Indenture, the principal amount of the Senior Notes and the interest accrued thereon have been declared to be due and payable immediately and no less than five (5) days after the date the aforesaid written notice from the Company to the Trustee and the Senior Note Trustee is given, payment of the Redemption Price plus interest accrued to the redemption date to be made upon surrender of the bonds of this series at the office or agency of the Company in the City of Akron, State of Ohio, or the City of Cleveland, State of Ohio. The Company shall deposit in trust with a paying agent, prior to the date of mandatory redemption, an amount of money sufficient to pay the Redemption Price of all the bonds of this series, including accrued interest to the redemption date.  Upon deposit of the Redemption Price and accrued interest to the redemption date with a paying agent, the bonds of this series will be deemed paid and no longer outstanding whether or not the bonds of this series have been surrendered for payment.

The principal amount of this bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

This bond is not transferable except (i) as required to effect an assignment to a successor Senior Note Trustee under the Senior Note Indenture or (ii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.  Subject to the foregoing and to the limitations provided in the Indenture and the Supplemental Indenture, this bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the office or agency of the Company in the Borough of Manhattan, The City of New York, the City of Akron, State of Ohio, or the City of Cleveland, State of Ohio upon surrender and cancellation of this bond, and upon presentation of a duly executed written instrument of transfer, and thereupon a new fully registered bond or bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange therefor, as provided in the Indenture.  This bond, with or without others of the same series, may in like manner be exchanged for one or more new fully registered bonds of this series of other authorized denominations but of the same aggregate principal amount.  Upon each such transfer, exchange and re-exchange, the Company will not require the payment of any charges, other than for any tax or taxes or other governmental charges incidental to such transfer or exchange and all subject to the terms and conditions set forth in the Indenture.  Except as otherwise provided herein with respect to the payment of interest, the Company, the agencies of the Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving any payment and for all other purposes.

No recourse under or upon any covenant or obligation of the Indenture, or of any indenture supplemental thereto, or of this bond, for the payment of the principal of or the interest on this bond, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly or indirectly through the Company or any predecessor or successor corporation or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitution, statute, or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture.

The bonds of this series shall be issuable in denominations of $2,000 and integral multiples of $1,000 thereof.

This bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by The Bank of New York Mellon Trust Company, N.A., or its successor, as Trustee under the Indenture.